UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) January 8, 2016


                              Unified Signal, Inc.
               (Exact name of registrant as specified in charter)

          Nevada                         000-31757               90-0781437
(State or other jurisdiction            (Commission            (IRS Employer
    of incorporation)                   File Number)         Identification No.)

                  5400 Carillon Point, Building 5000, 4th Floor
                            Kirkland Washington 98033
                    (Address of principal executive offices)

                                 (800) 884-4131
              (Registrant's telephone number, including area code)


                   (Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On January 8, 2016 (the "Closing Date"), Unified Signal, Inc., a Nevada corporation (the "Company"), and TellBill Holdings, LLC, a Washington limited liability company and wholly-owned subsidiary of the Company ("Holdings"), jointly and severally issued a $550,000 Convertible Promissory Note (the "Note") to Gettysburg Holdings, LLC, a Delaware limited liability company
("Gettysburg"), in consideration of Gettysburg providing the Company gross proceeds of $550,000 on the Closing Date. The Note will mature on July 8, 2016, at which time all outstanding principal with accrued and unpaid interest will be due and payable. The outstanding principal under the Note accrues interests at 10% per annum. If an Event of Default (as defined in the Note) occurs pursuant to the terms of Note, the interest rate immediately increases to 18%. The Company may prepay the Note at any time.

     Beginning immediately upon the date of issuance, Gettysburg or its assigns may convert the all or any portion of the outstanding principal and interest under the Note into shares of the Company's common stock at a conversion price of $0.25 per share. The conversion price will be adjusted for certain events, such as stock dividends and stock splits. Additionally, in the event the Company issues shares of common stock below the $0.25 conversion price while any amounts remain due and payable under the Note, the conversion price shall automatically be reduced to such amount without further action required by Gettysburg.

     The Note is secured by all of the assets of the Company and Holdings up to the amounts due and payable to Gettysburg under the Note. Additionally, the Company's Chairman of the Board of Directors and Chief Executive Officer agreed to personally guaranty the amounts due under the Note unless and until the Company and Holdings complied with certain covenants further described in the Note.

     The foregoing summary of certain terms of the Note and the related Security Agreements with the Company and Holdings does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Note and each of the Security Agreement with the Company and Holdings, copies of which are attached hereto as Exhibit 4.1, Exhibit 10.1 and Exhibit 10.2, respectively, and are hereby incorporated into this Current Report on Form 8-K ("Form 8-K") by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     Reference is made to the disclosure under Item 1.01 of this Form 8-K, which is incorporated in this Item 2.03 by reference.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

     Reference is made to the disclosure under Item 1.01 of this Form 8-K, which is incorporated in this Item 3.02 by reference.

     The issuance and sale of the Note are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) thereof. All shares of common stock to be issued to Gettysburg under the Note, in any, will be "restricted securities" as defined by Rule 144 of the Securities. Gettysburg is "accredited" as defined under the Securities Act. This Form 8-K is not and will not be deemed to be an offer to sell or the solicitation of an offer to buy equity of either the Company or Holdings.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

4.1 Convertible Promissory Note issued on January 8, 2016 by Unified Signal, Inc. and TelBill Holdings, LLC to Gettysburg Holdings, LLC.

10.1 Security Agreement dated January 8, 2016 between Unified Signal, Inc. and Gettysburg Holdings, LLC.

10.2 Security Agreement dated January 8, 2016 between TelBill Holdings, LLC and Gettysburg Holdings, LLC.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Unified Signal, Inc.


Date: January 14, 2016                  By: /s/ Paris W. Holt
                                            ------------------------------------
                                            Paris W. Holt
                                            Chief Executive Officer

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